Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

The Cooper Companies, Inc.:

We consent to the use of our reports dated December 17, 2010 with respect to the consolidated financial statements, and the related financial statement schedule, and the effectiveness of internal control over financial reporting incorporated by reference herein.

/s/ KPMG LLP

San Francisco, California

June 2, 2011